LRO # 62 Charge/Mortgage	Receipted as WE1538567 on 2021 08 17	at 16:49

The applicant(s) hereby applies to the Land Registrar.	yyyy mm dd	Page 1 of 24

Properties

PIN	17566 - 0044 LT	Interest/Estate	Fee Simple
Description	PT LT 28 CON 1 SALTFLEET, PART 1 ON 62R9597, EXCEPT PARTS 1 & 2 ON
EXPROPRIATION PLAN WE158566, S/T NS288847 ; HAMILTON
Address	520 NASH ROAD
HAMILTON

Chargor(s)

The chargor(s) hereby charges the land to the chargee(s). The chargor(s) acknowledges the receipt of the charge and the standard charge terms, if any.

Name	SUSGLOBAL ENERGY CANADA I LTD.
Address for Service	200 Davenport Road
Toronto, Ontario, M5R 1J2
I, Marc Hazout, President and CEO, have the authority to bind the corporation.
This document is not authorized under Power of Attorney by this party.

Chargee(s)	Capacity	Share

Name	ROMSPEN INVESTMENT CORPORATION
Address for Service	162 Cumberland Street, Suite 300
Toronto, Ontario M5R 3N5

Statements

Schedule: See Schedules

Provisions

Principal	$2,000,000.00	Currency	CDN
Calculation Period	monthly, not in advance
Balance Due Date	2023/0817
Interest Rate	2% per annum
Payments
Interest Adjustment Date	2021 08 17
Payment Date	17th of each and every month
First Payment Date	2021 09 17
Last Payment Date	2023 08 17
Standard Charge Terms	200033
Insurance Amount	Full insurable value
Guarantor

Signed By

Sean Ian Moore		Bay Adelaide Centre 333 Bay	acting for	Signed 2021 08 17
		Street Suite 3400	Chargor(s)
Toronto
M5H 2S7
Tel	416-979-2211
Fax	416-979-1234
I have the authority to sign and register the document on behalf of the Chargor(s).

Submitted By

GOODMANS LLP		Bay Adelaide Centre 333 Bay Street	2021 08 17
Suite 3400
Toronto
M5H 2S7
Tel	416-979-2211
Fax	416-979-1234

LRO # 62 Charge/Mortgage	Receipted as WE1538567 on 2021 08 17	at 16:49

The applicant(s) hereby applies to the Land Registrar.	yyyy mm dd	Page 2 of 24

Fees/Taxes/Payment

Statutory Registration Fee	$65.30
Total Paid	$65.30

File Number

Chargee Client File Number :	41227-230

Charge Provisions

SCHEDULE "A"

CHARGE PROVISIONS

Romspen Investment Corporation (the "Chargee") Mortgage Loan to Susglobal Energy Canada I Ltd. (the "Chargor") on the security of 520 Nash Road North, Hamilton, Ontario (the "Property")

1. DEFINITIONS

In this schedule and the Charge, as amended, the following definitions shall apply and to the extent they are the same as a definition contained in the Charge shall replace those definitions:

1.1 "Balance Due Date" means the 17th day of August, 2023;

1.2 "Chargor" means the Chargor listed above;

1.3 "Charge" means the Charge/Mortgage of Land referred to in the first recital above and all schedules attached to the Charge and all amendments thereto and replacements thereof from time to time;

1.4 "Chargee" means Romspen Investment Corporation and all Persons in whose favour the Charge is given and who is or are named in the Charge as Chargee;

1.5 "Costs" includes all costs, fees, charges and expenses of every nature and kind whatsoever incurred by the Chargee or paid by the Chargee to any other party in connection with the protection and preservation of the Property or any other security held by the Chargee, or for the purpose of preserving and maintaining the enforceability and priority of the Charge and any such other security, or in connection with any and all demands and enforcement proceedings of every nature and kind made or carried out by or on behalf of the Chargee under or pursuant to the Charge, and includes, without limitation, legal costs incurred by the Chargee on a full indemnity basis;

1.6 "Commitment" means the an agreement of purchase and sale made as of February 10, 2021, as amended by an amending agreement made as of April 8, 2021, as amended by a waiver and amending agreement made as of May 20, 2021, and as amended by a third amending agreement made as of August 3, 2021, and all amendments thereto and renewals or replacements thereof from time to time;

1.7 "Condominium Corporation" INTENTIONALLY DELETED;

1.8 "Environmental Laws" means, in respect of any Person, property, transaction or event, all applicable laws, statutes, rules, by-laws and regulations, and all applicable directives, orders, codes, judgments and decrees of Governmental Bodies, whether now in existence or hereafter arising, intended to regulate and/or protect the environment and/or any living thing and/or relating to Hazardous Substances;

1.09 "Governmental Body" means any government, parliament, legislature, or any regulatory authority, bureau, tribunal, department, instrumentality, agency, commission or board of any government, parliament or legislature, or any court, and without limiting the foregoing, any other law, regulation or rule-making entity having or purporting to act under the authority of any of the foregoing (including, without limitation, any arbitrator) and "Governmental Bodies" means any one or more of the foregoing collectively;

1.10 "Guarantee" INTENTIONALLY DELETED;

1.11 "Hazardous Substance" means any hazardous or dangerous waste or substance, pollutant, contaminant, waste or other substance without limitation, whether solid, liquid or gaseous in form, which when released into the natural environment may, based upon reasonably authoritative information then available concerning such substance, immediately or in the future directly or indirectly cause material harm or degradation to the natural environment or to the health or welfare of any living thing and includes, without limiting the generality of the foregoing,

Charge Provisions

1.11.1 any such substance as defined or designated under any Environmental Laws;

1.11.2 asbestos, urea formaldehyde, poly-chlorinated biphenyl (PCB) and materials manufactured with or containing the same; and,

1.11.3 radioactive and toxic substances;

and "Hazardous Substances" means any one or more of the foregoing collectively;

1.12 "Interest Adjustment Date" means the 17th day of August, 2021;

1.13 "Interest Rate" means interest of two (2%) percent per annum;

1.14 "Monthly Payments" means the monthly payments of interest only, pursuant to the Commitment;

1.15 "Person" means an individual, sole proprietorship, partnership, joint venture, syndicate, association, trust, body corporate, a natural person in its capacity as trustee, personal representative or other legal representative, the Crown or any agency or instrumentality thereof, and/or any other entity recognized by law;

1.16 "Principal or Principal Amount" means the principal amount of Two Million ($2,000,000.00) Dollars in lawful money of Canada as it may be increased or decreased prior to registration of a discharge of the Charge;

1.17 "Property" means the Property described in Schedule "B" attached hereto, and tenements, hereditaments and appurtenances and any estate or interest therein described in the Charge, and all buildings and improvements now or hereafter situate or constructed thereon, and all easements, rights-of-way and other appurtenances thereto, and all structures, additions, improvements, machinery, equipment, decorations and other fixtures of every nature and kind (whether or not affixed in law) attached thereto or placed, installed or erected thereon or used in connection therewith;

1.18 "Receiver" means any receiver, receiver and manager, receiver-manager or trustee of the Property as may be appointed from time to time by the Chargee pursuant to the provisions of the Charge or by any court of competent jurisdiction;

1.19 "Taxes" means all taxes, rates, assessments, local improvement charges, levies, penalties and other charges imposed upon or in respect of the Property by any Governmental Body having jurisdiction.

2. CHARGE

Upon the request of the Chargee, the Chargor hereby gives this Charge and charges the Property as security for full payment to the Chargee of the Principal Amount, Interest and all other amounts payable hereunder and as security for the observance and performance of all of the obligations of the Chargor to the Chargee pursuant to this Charge or otherwise.

3. STATUTORY REFERENCES

Unless expressly stipulated or otherwise required by the context, all references in the Charge to any federal, provincial or municipal statute, regulation, by-law, order, directive or other governmental enactment shall be deemed to be and construed as a reference to the same as amended or re-enacted from time to time.

4. EXCLUSION OF STATUTORY COVENANTS

The implied covenants deemed to be included in a charge under sub-section 7(1) of the Land Registration Reform Act (Ontario) shall be and are hereby expressly excluded and replaced by the terms hereof which are covenants by the Chargor, for and on behalf of the Chargor, with the Chargee.

Charge Provisions

5. SHORT FORMS OF MORTGAGES ACT - INTENTIONALLY DELETED

6. PROVISO FOR REDEMPTION

Provided the Charge to be void upon payment of the principal sum hereby secured, in lawful money of Canada, with interest as herein provided and taxes and performance of statute labour and performance of all covenants and agreements contained in the Charge.

7. RELEASE

And the Chargor releases to the Chargee all its claims upon the Property subject to the proviso for redemption herein.

8. ADVANCE OF FUNDS

The Chargor agrees that neither the preparation, execution nor registration of the Charge shall bind the Chargee to advance the monies hereby secured, nor shall the advance of a part of the principal sum herein bind the Chargee to advance any unadvanced portion thereof, but nevertheless the estate hereby charged shall take effect forthwith upon the execution of the Charge by the Chargor, and the expenses of the examination of the title and of the Charge and valuation are to be secured hereby in the event of the whole or any balance of the principal sum herein not being advanced, the same to be charged hereby upon the Property, and shall be without demand thereof, payable forthwith with interest at the rate provided for in the Charge, and in default the remedies herein shall be exercisable.

9. INTEREST RATE

The interest rate is 2% per annum, compounded monthly.

10. REPAYMENT

The Charge is repayable in monthly payments of interest only pursuant to the Commitment, not in advance.

The Chargor agrees that in case default shall be made in payment of any sum to become due for interest at any time appointed for payment thereof as aforesaid, compound interest shall be payable and the sum in arrears for interest from time to time, as well after as before maturity, shall bear interest at the rate aforesaid, and in case the interest and compound interest are not paid in one (1) month from the time of default a rest shall be made, and compound interest at the rate aforesaid shall be payable on the aggregate amount then due, as well after as before maturity, and so on from time to time, and all such interest and compound interest shall be a charge upon the Property.

11. PREPAYMENT PRIVILEGE

The Chargor shall, when not in default, have the right at any time and from time to time to prepay all or a portion of the amount outstanding under this Charge prior to the Maturity Date, without penalty, notice or bonus.

12. CONDITIONS UPON MATURITY DATE

In the event that the Chargor fails to repay the principal and interest outstanding on the Balance Due Date or any renewal thereof agreed to by the Chargee, the Chargee may, at its sole discretion, extend the mortgage for a period of one (1) month from the original Balance Due Date or any renewal thereof agreed to by the Chargee, at an interest rate equal to the higher between the Interest Rate for the Charge and the then Royal Bank of Canada Prime Rate per annum plus five percent (5.00%), calculated and payable monthly. In the event that the Charge has not been repaid or renewal has not been finalized within this one (1) month period, then there will be no further extensions, the Chargee may exercise its remedies under the Security.

Charge Provisions

The interest rate applicable will be determined by the Chargee on the first (1st) Banking Day of the month in which the Charge matures.

"Royal Bank of Canada Prime Rate" means the rate of interest, expressed as a percentage per annum, published and quoted by Royal Bank of Canada's Toronto, Ontario, Head Office and which is commonly known as the prime lending rate for commercial loans in Canadian Dollars.

"Banking Day" for the purposes of this clause, will mean a day on which the Toronto, Ontario, Head Office for the Royal Bank of Canada is open for business and which is not a Saturday, Sunday, Civic or Statutory Holiday.

All other terms and covenants under the existing mortgage and charge shall continue to apply.

The mortgage and charge may be paid in full on the Balance Due Date or an renewal thereof agreed to by the Chargee, or any time during the one (1) month extension period without notice, bonus or penalty, other than payment of the Extension Fee and any applicable discharge fees as hereafter set out.

An extension fee which is the greater of Five Thousand Dollars ($5,000.00) or one percent (1.00%) of the outstanding balance shall be added to the principal balance ii this extension provision is utilized.

13. NO FURTHER ENCUMBRANCES

In the event that the Chargor enters into, creates, incurs, assumes, suffers or permits to exist any additional charge, pledge or other financing of the Property, all sums secured hereunder shall, at the Chargee's option, become due and payable forthwith unless the prior written consent of the Chargee has been obtained, which consent may be arbitrarily or unreasonably withheld.

14. PARTIAL DISCHARGES

The Chargor shall have no right to obtain a partial discharge (s) of the Charge, except in connection with bona fide conveyances to the City of Hamilton or other Governmental Body as may be required by any agreement entered into between the Chargor and any Governmental Body in respect of any construction or development in connection with the Property.

15. REFINANCING - INTENTIONALLY DELETED

16. CROSS-DEFAULT WITH OTHER LOANS IN FAVOUR OF THE CHARGEE - INTENTIONALLY DELETED

17. ASSIGNMENT BY CHARGOR

The Chargor shall not assign its rights and obligations pursuant to the Commitment, and/or the security required by the Commitment in whole or in part, without the Chargee's prior written consent, which consent may be withheld in the Chargee's sole and absolute discretion.

18. CHARGOR'S COVENANTS

The Chargor covenants with the Chargee that the Chargor will pay the principal sum herein and interest and observe the proviso for redemption herein, and will pay as they fall due all Taxes and when required by the Chargee, shall transmit the receipts therefore to the Chargee;

The Chargor further covenants with the Chargee that the Chargor will pay all amounts which are payable hereunder or which are capable of being added to the principal sum herein pursuant to the provisions of the Charge including, without limiting the generality of the foregoing, all servicing or other fees, costs or charges provided for herein; all insurance premiums; the amount paid for the supply of any fuel or utilities to the Property; all costs, commissions, fees and disbursements incurred by the Chargee in constructing, inspecting, appraising, selling, managing, repairing or maintaining the Property following an event of default by the Chargor; all reasonable Costs incurred by the Chargee with respect to the Charge or incurred by the Chargee arising out, of or in any way related to the Charge (other than its initial consummation and registration); any amounts paid by the Chargee on account of any encumbrance, lien or charge against the Property and any and all Costs incurred by the Chargee arising out of, or in any way related to, the Chargee realizing on its security by sale or lease or otherwise;

Charge Provisions

And that the Chargor has a good title in fee simple to the Property and has good right, full power and lawful and absolute authority to charge the Property and to give the Charge to the Chargee upon the covenants contained in the Charge;

And that the Chargor has not done, committed, executed or wilfully or knowingly suffered any act, deed, matter or thing whatsoever whereby or by means whereof the Property, or any part or parcel thereof, is or shall or may be in any way impeached, charged, affected or encumbered in title, estate or otherwise, except as the records of the land registry office disclose; and free from all encumbrances except as may be permitted by the Chargee or "Permitted Encumbrances" as contemplated by the Commitment;

And that the Chargor will execute such further assurances of the Property as may be requisite;

And that the Chargor will produce the title deeds and allow copies to be made at the expense of the Chargor.

19. COMPLIANCE WITH LAWS AND REGULATIONS

The Chargor shall, in its ownership, operation and use of the Property, promptly and at all times observe, perform, execute and comply in all material respects with all laws, rules, requirements, orders, directions, ordinances and regulations applicable to the Property of every Governmental Body having jurisdiction with respect to the same, and further agrees at its cost and expense to take any and all steps or make any improvements or alterations thereto, structural or otherwise, ordinary or extraordinary, as any such Governmental Body may notify the Chargor is required as a condition to compliance with any such present or future laws, rules, requirements, orders, directions, ordinances or regulations.

20. CHANGE OF USE

The Chargor will not change or permit to be changed the existing use or uses of the Property without the prior written consent of the Chargee or except as otherwise permitted under existing zoning by-laws.

21. REPAIR

The Chargor will keep the Property including the buildings, erections and improvements thereon in good condition and repair according to the nature and description thereof, and the Chargee may, whenever it deems necessary (but upon not less than 48 hours' prior notice), enter upon and inspect the Property if it has reason to believe the Chargor is permitting the Property to waste,, and the cost of such inspection shall be added to the indebtedness secured hereunder, and if the Chargor neglects to keep the Property in good condition and repair, or commits or permits any act of waste on the Property (as to which the Chargee shall be sole judge, acting reasonably) or makes default as to any of the covenants or provisos herein contained, the principal sum herein shall, at the option of the Chargee, forthwith become due and payable, and in default of payment thereof with interest as in the case of payment before maturity, the powers of entering upon and leasing or selling hereby given may be exercised forthwith and the Chargee, upon five days notice to the Chargor and in the event that the Chargor does not in such period cause and diligently proceed with such repairs, may make such repairs as it deems necessary, and the cost thereof with interest at the rate aforesaid shall be added to the monies hereby secured and shall be payable forthwith and be a charge upon the Property prior to all claims thereon subsequent to the Charge.

Charge Provisions

22. ALTERATIONS OR ADDITIONS - INTENTIONALLY DELETED

23. PROPERTY INCLUDE ALL ADDITIONS

The Property shall include all structures and installations brought or placed on the Property for the particular use and enjoyment thereof or as an integral part of or especially adapted for the buildings thereon whether or not affixed in law to the Property including, without limiting the generality of the foregoing, piping, plumbing, electrical equipment or systems, aerials, refrigerators, stoves, clothes washers and dryers, dishwashers, incinerators, radiators and covers, fixed mirrors, fitted blinds, window screens and screen doors, storm windows and storm doors, shutters and awnings, floor coverings, fences, air conditioning, ventilating, heating, lighting, and water heating equipment, cooking and refrigeration equipment and all component parts of any of the foregoing and that the same shall become fixtures and an accession to the freehold and a part of the realty.

24. ENVIRONMENTAL WARRANTY AND INDEMNITY

The Chargor covenants and agrees that:

24.1 They will provide the Chargee with full and complete copies of all communications received from time to time from all Governmental Bodies with respect to the Property;

24.2 They will provide to the Chargee on request and from time to time, information with respect to the status of the environmental matters referred to herein and will complete and deliver, on request, the Chargee's standard form of report, if any, on environmental matters.

Should the Chargee have reasonable grounds to believe the Chargor has emitted Hazardous Substances on or from the Property in amounts exceeding those permitted under applicable law, the Chargee shall be permitted to conduct, at the Chargor's sole expense, from time to time as may be reasonably required, any and all reasonable tests, inspections, appraisals and environmental audits of the Property so as to determine and ensure continuing compliance with the provisions of this Section 24 including, without limitation, the right to conduct non-invasive soil tests and to review and copy any records relating to the Property and/or to the businesses and other activities conducted thereon.

The Chargor agrees to indemnify and save fully and completely harmless the Chargee and its officers, directors, employees, agents and shareholders from and against any and all losses, damages, demands, claims, actions, charges, orders, directives, undertakings, costs, legal fees and expenses, of every nature and kind, whatsoever and howsoever, which at any time or from time to time may be paid by, or incurred by, or suffered by, or asserted against, any of them as a direct or indirect result of:

a) a breach of any of the covenants hereinbefore set out;

b) the presence of any Hazardous Substance in, on, under or about the Property, other than any Hazardous Substance which may have existed at the Property during the time that the Chargee was in possession of the Property;

c) the breach of any Environmental Laws for the period of time that the Chargor owns the Property; and/or,

d) the discharge, emission, release, spill or disposal of any Hazardous Substance from the Property into or upon any land, the atmosphere, any watercourse, body of water or wetland or any other property not in compliance with applicable law, and occurring as a result of the acts or omissions of the Chargor from and after the time that the Chargor acquires the Property.

The covenants, acknowledgments and indemnifications set out in this Warranty and Indemnity shall survive the release and discharge of the Charge and of any other security held by the Chargee and the repayment and satisfaction of the indebtedness secured by the Charge.

Charge Provisions

 25. INSPECTION

Subject to and in accordance with Section 21,the Chargee shall have access to and the right to inspect the Property at all reasonable times.

26. UTILITIES

The Chargor covenants that it will pay all utility and fuel charges related to the Property as and when they are due and that the Chargor will not allow or cause the supply of utilities or fuel to the Property to be interrupted or discontinued and that, if the supply of fuel oil or utilities is interrupted or discontinued, the Chargor will take all steps that are necessary to ensure that the supply of utilities or fuel is restored forthwith.

27. INSURANCE

The Chargor will insure and keep insured during the term of the Charge the buildings and other improvements on the Property (now or hereafter erected) on an all-risks basis in an amount of not less than the greater of the full replacement value of the buildings located thereon from time to time, or the principal money herein, with no co-insurance provisions and with the Chargee's standard mortgage clause forming part of such insurance policy. The Chargor shall carry such liability, rental, loss of income, business interruption, boiler, plate glass and other insurance coverage as is required by the Chargee, acting reasonably, to be placed with such insurance companies and in such amounts and in such form as may be acceptable to the Chargee. All such policies shall provide for loss payable to the Chargee and contain such additional clauses and provisions as the Chargee may require, acting reasonably. A copy of all insurance policies and endorsements from the insurer to the effect that coverage has been bound and/or extended for a minimum period of at least one year and that all premiums with respect to such term of such coverage have been paid for in full, shall be produced to the Chargee prior to any advance and at least thirty (30) days before expiration of any term of any such respective policy, failing which the Chargee may provide therefore and charge the premium paid therefore and interest thereon at the aforesaid rate to the Chargor and any amounts so paid by the Chargee shall be payable forthwith to the Chargee and shall also be a charge upon the Property and secured by the Charge. It is further agreed that the Chargee may at any time require any insurance on the said buildings to be cancelled and new insurance effected with a company to be named by it, and also may, of its own accord, effect or maintain any insurance herein provided for, and any amount paid by the Chargee therefore shall be forthwith payable to it, together with interest at the rate aforesaid by the Chargor (together with any Costs of the Chargee as herein set out), and shall be a charge upon the Property and secured by the Charge.

In the event that the evidence of continuation of such insurance as herein required has not been delivered to the Chargee within the required time, the Chargee shall be entitled to a reasonable servicing fee for each written inquiry which the Chargee shall make to the insurer or the Chargor pertaining to such renewal (or resulting from the Chargor's non- performance of the within covenant). In the event that the Chargee pursuant to the within provision arranges insurance coverage with respect to the Property, the Chargee, in addition to the aforenoted servicing fee, shall be entitled to a further reasonable servicing fee for arranging the necessary insurance coverage.

In the event of any material loss or damage, the Chargor shall forthwith notify the Chargee in writing and notwithstanding any other provision to the contrary, statutory or otherwise, in the event of any monies becoming payable pursuant to any insurance policy herein required as a result of such material damage to the Property, the Chargee may, at its option, require the said monies to be applied by the Chargor in making good the loss or damage in respect of which the money is received, or in the alternative, may require that any or all of the monies so received be applied in or towards satisfaction of any or all of the indebtedness hereby secured whether or not such indebtedness has become due. No damage may be repaired nor any reconstruction effected without the approval in writing of the Chargee in any event.

Charge Provisions

The Chargor, upon demand, will transfer all policies of insurance provided for herein and the indemnity which may become due therefrom to the Chargee. The Chargee shall have a lien for the indebtedness hereby secured on all the said insurance proceeds and policies, and may elect to have these insurance monies applied as it may deem appropriate, including payment of monies secured hereby, whether due or not, but the Chargee shall not be bound to accept the said monies in payment of any principal not yet due.

The Chargor shall obtain and maintain during the term of the Loan the following insurance coverage with respect to the Property and the property related thereto or used for its operation.

1.1 Fire Insurance:

A fire insurance policy with extended coverage for all other risks and perils for an amount equal to one hundred percent (100%) of the gross replacement cost for the building erected on the Property, without deduction for foundation and footings; said policy shall inter alia provide for replacement cost endorsement, deletion from the policy of any provision requiring reconstruction on same or adjacent sites, coverage of direct and indirect damage resulting from leakage of fire protection equipment, an endorsement to the effect that the policy will cover any additional costs of reconstruction as a result of enforcement of current building by-laws and regulations, and loss to be payable to the Chargee as a first-ranking mortgage creditor in accordance with the IBC 3000 mortgage clause approved by the Insurance Bureau of Canada including, without limitation, that such policy will not be cancelled, terminated or permitted to expire unless the Chargee shall first receive a thirty (30) day prior written notice of the same.

Such policy of insurance shall not contain a percentage co-insurance endorsement other than a one hundred percent (100%) stated amount co- insurance endorsement; and

1.2 Boiler and Machinery Insurance:

A broad form boiler insurance policy with coverage on all electrical and mechanical equipment, as well as all pressure vessels; such policy shall contain a rider with the standard mortgage clause approved by the Canadian Boiler and Machinery Underwriters' Association, with proceeds payable to the Chargee as first-ranking mortgage creditor and such policy shall provide inter alia for the same terms and conditions as set out in paragraph 12.1.1 above.

1.3 Liability Insurance:

A general liability insurance policy covering corporeal and material damages in an amount of not less than Five Million Dollars ($5,000,000) per occurrence. The Policy shall include limited pollution coverage.

2. Additional Insurance

In addition to any of the forgoing, the Chargee shall be entitled to request that the Chargor obtain any other insurance coverage it deems reasonably necessary, useful or appropriate.

The provisions relating to cancellation of the insurance policies or alteration clauses in the policies, including the mortgage clause, shall provide that a prior written notice of not less than thirty (30) days must in such event be given to the Chargee.

Charge Provisions

All proceeds of insurance from insurance policies maintained other than liability insurance, shall be paid to the Chargee and at the option of the Chargee may either be applied on account of the Loan, whether or not the same may be due and payable, and interest thereon and any other sums payable in respect thereof, or held by it as part of the Chargee's security and, so long as the Chargor is not in default, may be subject to withdrawal by the Chargor in instalments on a cost to complete basis, as the repair or replacement progresses, subject to the Chargee's receipt of appropriate certificates, opinions and other documents as required by it and Chargee's counsel.

The Chargor shall provide to the Chargee such evidence as the Chargee may request that all of the above required insurance is in place prior to any advance of the Loan being made.

30. REMITTANCE AND APPLICATION OF PAYMENTS

All payments of principal, interest and other monies payable hereunder to the Chargee shall be payable at par in lawful money of Canada at the Chargee's address for service as set out in the Charge or at such other place as the Chargee shall designate in writing from time to time. In the event that any of the monies secured by the Charge are forwarded to the Chargee by mail, payment will not be deemed to have been made until the Chargee has actually received such monies and the Chargor shall assume and be responsible for all risk of loss or delay.

Notwithstanding anything herein to the contrary, in the event of any default under the Charge, the Chargee may apply any payments received in whatever order the Chargee may elect as between principal, interest, realty taxes, insurance premiums, repairs, Costs and any other advances or payments made by the Chargee hereunder.

31. RECEIPT OF PAYMENT

Any payment received after 1:00 p.m. on any date shall be deemed, for the purpose of calculation of interest to have been made and received on the next bank business day and the Chargee shall be entitled to interest on the amount due it, to and including the date on which the payment is deemed by this provision to have been received.

32. NO DEEMED RE-INVESTMENT

Except in the case where the Charge provides for blended payments of principal and interest whether paid monthly or otherwise, the parties hereto agree that the Chargee shall not be deemed to reinvest any monthly or other payments received by it hereunder.

33. PRE-AUTHORIZED CHEQUING PLAN

If and when required by the Chargee, all payments made under the Charge by the Chargor shall be made by a pre-authorized cheque payment plan as approved by the Chargee. The Chargee shall not be obligated to accept any payment other than payment made by pre-authorized cheque. Failure to make all payments by pre-authorized cheque shall be an act of default within the meaning of the Charge and the Chargee shall be entitled to pursue any and all of its remedies herein and/or at law as it may deem necessary at its option.

34. POSTDATED CHEQUES

The Chargor shall, if and when required by the Chargee, deliver to the Chargee upon the first advance of moneys hereunder or upon request and thereafter on each anniversary date thereof in each year for the duration of the term of the Charge, postdated cheques for the payments of principal, interest and estimated realty taxes required to be made herein during the twelve month period commencing on each such anniversary date. In the event of default by the Chargor in delivery to the Chargee of the postdated cheques as herein provided, the Charge shall be deemed in default and the Chargee shall be entitled to pursue any and all of its remedies herein and/or at law as it may deem necessary at its option. In addition, the Chargee upon the Chargor's failure to deliver such postdated cheques as required hereunder shall be entitled to a servicing fee for each written request that it makes to the Chargor for the purpose of obtaining such postdated cheques. Any step taken by the Chargee hereunder by way of a request for further postdated cheques shall be without prejudice to the Chargee's rights hereunder to declare the Charge to be in default in the event that such postdated cheques are not delivered within the required time.

Charge Provisions

35. DISHONOURED CHEQUES

In the event that any of the Chargor's cheques are not honoured when presented for payment to the drawee, the Chargor shall pay to the Chargee for each such returned cheque a servicing fee to cover the Chargee's administration costs with respect to same. In the event that the said cheque which has not been honoured by the drawee is not forthwith replaced by the Chargor, the Chargee shall be entitled to a further servicing fee for each written request therefore which may be necessitated by the Chargor not forthwith replacing such dishonoured cheque.

36. FINANCIAL AND OPERATING STATEMENTS- INTENTIONALLY DELETED

37. ESTOPPEL ACKNOWLEDGEMENTS - INTENTIONALLY DELETED

38. STATEMENTS OF ACCOUNT

The Chargor shall be entitled to receive upon written request, a statement of account with respect to the Charge as of any payment date under the Charge and the Chargee shall be entitled to a servicing fee for each such statement.

39. RENEWAL OR EXTENSION OF TIME: ATTENTION SUBSEQUENT INTERESTS

No renewal or extension of the term of the Charge given by the Chargee to the Chargor, or anyone claiming under it, or any other dealing by the Chargee with the owner of the equity of redemption of the Property, shall in any way affect or prejudice the rights of the Chargee against the Chargor or any other Person liable for the payment of the monies hereby secured. The Charge may be amended, extended and/or renewed by an agreement in writing at maturity for any term with or without an increased rate of interest, or amended from time to time as to any of its terms, including, without limitation, an increase of interest rate or principal amount and notwithstanding that there may be subsequent encumbrancers, and it shall not be necessary to register any such agreement in order to retain priority for the Charge so altered over any instrument registered subsequent to the Charge. PROVIDED that nothing contained in this paragraph shall confer any right of amendment, extension or renewal upon the Chargor.

The terms of the Charge may be amended, extended and the Charge may be renewed from time to time by mutual agreement between the then current owner of the Property and the Chargee and the Chargor hereby further covenants and agrees that, notwithstanding that the Chargor may have disposed of its interest in the Property, the Chargor will remain liable as a principal debtor and not as a surety for the observance of all of the terms and provisions herein and will in all matters pertaining to the Charge well and truly do, observe, fulfill and keep all of the covenants, provisos, conditions and agreements in the Charge and all amendment(s), extension(s) and renewal(s) thereof, and without limiting the foregoing, notwithstanding the amendment, extension and/or renewal of the Charge, and notwithstanding the giving of time for the payment of the Charge or the varying of the terms of the payment thereof or of the rate of interest thereon, and notwithstanding any other indulgence by the Chargee to the Chargor.

The Chargor covenants and agrees with the Chargee that no agreement for amendment, extension and/or renewal hereof, or for extension of the time for payment of any monies payable hereunder shall result from, or be implied from, any payment or payments of any kind whatsoever made by the Chargor to the Chargee after the expiration of the original term of the Charge or of any subsequent term agreed to in writing between the Chargor and the Chargee, and that no amendment, extension and/or renewal hereof or any extension of the time for payment of any monies hereunder shall result from, or be implied from, any other act, matter or thing, save only express agreement in writing between the Chargor and the then current owner of the Property.

Charge Provisions

40. EXPROPRIATION

If the Property or any part thereof which, in the reasonable opinion of the Chargee is material to the viability and operations thereon shall be expropriated by any Governmental Body clothed with the powers of expropriation, the principal sum herein remaining unpaid shall at the option of the Chargee forthwith become due and payable together with interest thereon at the rate provided for herein to the date of payment together with a bonus equal to the aggregate of (a) three months' interest at the said rate calculated on the amount of the principal remaining unpaid, and (b) one month's interest at the rate provided for herein calculated on the principal remaining unpaid, for each full year of the term of the Charge or any part of such year from the said date of payment to the date the said principal sum or balance thereof remaining unpaid would otherwise under the provisions of the Charge become due and payable and in any event all the proceeds of any expropriation shall be paid to the Chargee at its option in priority to the claims of any other party.

41. LETTERS OF CREDIT - INTENTIONALLY DELETED

42. SALE OR CHANGE OF CONTROL

In the event of any sale, conveyance or transfer of the Property or any portion thereof, or a change in control or beneficial ownership of the Chargor (other than as resulting from the trading of public securities) or the Property or any portion thereof, all sums secured hereunder shall, at the Chargee's option, become due and payable forthwith unless the prior written consent of the Chargee has been obtained, which consent shall notbe arbitrarily or unreasonably withheld. The rights of the Chargee pursuant to this provision shall not be affected or limited in any way by the acceptance of payments due under the Charge from the Chargor or any Person claiming through or under it and the rights of the Chargee hereunder shall continue without diminution for any reason whatsoever until such time as the Chargee has consented in writing as required by this provision.

Provided further that no permitted sale or other dealing by the Chargor with the Property or any part thereof shall in any way change the liability of the Chargor or in any way alter the rights of the Chargee as against the Chargor or any other Person liable for payment of the monies hereby secured.

43. NO FURTHER ENCUMBRANCES - INTENTIONALLY DELETED

44. EVENTS OF DEFAULT

Without limiting any of the provisions of the Charge, each of the following events shall be considered events of default hereunder upon the happening of which the whole of the principal sum outstanding and all interest accruing thereon shall immediately become due and payable at the option of the Chargee exercised by notice in writing to the Chargor:

44.1 Failure by the Chargor to pay any installment of principal and/or interest and/or Taxes due under the Charge or any other charge or encumbrance of the Property on or before the due date therefor and such failure continues for a period exceeding five (5) business days after receipt of notice of such failure from the Chargee;

44.2 Failure by the Chargor or any Covenantor to strictly and fully observe or perform any condition, agreement, covenant or term set out in the application or Commitment for the loan secured by the Charge, the provisions of the Charge, or any other document creating a contractual relationship as between them or any of them, and such failure continues for a period exceeding fifteen (15) business days after receipt of notice of such failure from the Chargee (provided that if such failure shall reasonably take longer than 15 business days to rectify, the Chargor shall not be in default as long as it continues to take reasonable steps to rectify the failure), or if it is found at any time that any representation to the Chargee with respect to the loan secured by the Charge or in any way related thereto is incorrect or misleading;

Charge Provisions

44.3 A material default by the Chargor in the observance or performance of any of the covenants, provisos, agreements or conditions contained in any other encumbrance affecting the Property, whether or not it has priority over the Charge;

44.4 Upon the registration of any construction lien against the Property which is not discharged or vacated within a period of thirty (30) days after the date of registration thereof;

44.5 In the event that any Hazardous Substance is discovered in, on or under the Property or any part thereof, such placement or emission is due to the act or omission of the Chargor from and after the date of this Charge and does not emanate or originate from Hazardous Substances that pre-date the date of this Charge, and the same is not completely removed therefrom to the entire satisfaction of the Chargee within thirty (30) days after demand therefore by the Chargee;

44.6 In the event that the Property is abandoned or there is any cessation of the business activities or any material part thereof now being conducted upon the Property by the Chargor or any of its respective officers, agents, employees, tenants or invitees; or

44.7 If the Chargor or any Covenantor commits an act of bankruptcy or becomes insolvent or has a receiver or receiver and manager appointed for it or over any of its assets or if any creditor takes possession of any of its assets or if any execution, distress or other like process is levied or enforced upon the Property or any part thereof or if any compromise or arrangement with creditors is made by any of them.

45. DEFAULT

Upon the occurrence and continuation beyond any applicable cure period of any of the events enumerated in Section 44, the Chargee may enter on and lease the Property, or in default of payment or in default in performance of any covenant in the Charge contained or implied by law or statute for at least fifteen (15) daysmay, on at least thirty-five (35) days' notice sell the Property. Such notice shall be given to such Persons and in such manner and form and within such time as provided under the Mortgages Act (Ontario). In the event that the giving of such notice shall not be required by law or to the extent that such requirements shall not be applicable it is agreed that notice may be effectually given by leaving it with a grown-up person on the Property, if occupied, or by placing it on the Property if unoccupied, or at the option of the Chargee, by mailing it in a registered letter addressed to the Chargor at the Chargor's last known address, or by publishing it once in a newspaper published in the city, county or district in which the Property are situate; and such notice shall be sufficient although not addressed to any Person or Persons by name or designation; and notwithstanding that any Person to be affected thereby may be unknown, unascertained, or under disability. If there be legal personal representatives of the Chargor on the death of the Chargor, such notice may, at the option of the Chargee, be given in any of the above modes or by personal service upon such representatives.

Without prejudice to the statutory powers of the Chargee under the preceding proviso, that in case default be made in the payment of the said principal or interest or any part thereof and such default continues for two months after any payment of either principal or interest falls due, the Chargee may exercise the powers given under the preceding proviso with or without entry on the Property without any notice, it being understood and agreed, however, that if the giving of notice by the Chargee shall be required by law then notice shall be given to such Persons and in such manner and form and within such time as so required by law. The Chargee may sell the whole or any part or parts of the Property by public auction or private contract, or partly one or partly the other; and the proceeds of any sale hereunder may be applied in payment of any Costs incurred in taking, recovering or keeping possession of the Property or by reason of non-payment or procuring payments of monies secured hereby or otherwise. The Chargee may sell any of the Property on such terms as to credit and otherwise as shall appear to it most advantageous and for such prices as can reasonably be obtained therefore and may make any stipulations as to title or evidence or commencement of title or otherwise which it shall deem proper; and may buy in or rescind or vary any contract for the sale of the whole or any part of the Property and resell without being answerable for loss occasioned thereby, and in the case of a sale on credit the Chargee shall be bound to pay the Chargor only such monies as have been actually received from purchasers after the satisfaction of the claims of the Chargee and for any of said purposes may make and execute all agreements and assurances as it shall think fit. Any purchaser or lessee shall not be bound to see to the propriety or regularity of any sale or lease or be affected by express notice that any sale or lease is improper and no want of notice or publication when required hereby shall invalidate any sale or lease hereunder and the title of a purchaser or lessee upon a sale or lease made in professed exercise of the above power shall not be liable to be impeached on the ground that no cause had arisen to authorize the exercise of such power or that such power had been improperly or irregularly exercised, or that such notice had not been given, but any Person damnified by an unauthorized, improper or irregular exercise of the power shall have its remedy against the Person exercising the power in damages only.

Charge Provisions

It is hereby agreed that the Chargee may pay all premiums of insurance and all Taxes which shall from time to time fall due and be unpaid in respect of the Property, and that such payments together with all Costs which may be incurred in taking, recovering and keeping possession of the Property, and of negotiating this loan, investigating title, and registering the Charge and other necessary deeds, and generally in any other proceedings taken in connection with or to realize this security, (including legal fees, real estate commissions, appraisal costs and other Costs incurred in leasing or selling the Property or in exercising the power of entering, leasing and selling herein contained) shall be with interest at the rate aforesaid and shall be a charge upon the Property in favour of the Chargee and that the Chargee may pay or satisfy any lien, charge or encumbrance now existing or hereafter created or claimed upon the Property, and that any amount paid by the Chargee shall be added to the monies hereby secured and shall be payable forthwith with interest at the rate herein, and in default the Charge shall immediately become due and payable at the option of the Chargee and all powers in the Charge conferred shall become exercisable. In the event of the Chargee paying the amount of any such encumbrance, lien or charge, taxes or rates, either out of the money advanced on the security of the Charge or otherwise, the Chargee shall be entitled to all the rights, equities and securities of the Person or Persons so paid and is hereby authorized to obtain an assignment or discharge thereof, and to retain same, for whatever period the Chargee shall deem it proper to do so.

Whenever a power of sale is hereby conferred upon the Chargee, all provisions hereof relating to exercising such power, including, without in any way limiting the generality of the foregoing, the Persons to whom notice of exercising such power shall be given and the manner of giving such notice, shall be deemed to have been amended so as to comply with the requirements of law from time to time in force with respect to exercising such power of sale, and wherever there shall be a conflict between the provisions of the Charge relating to exercising such power of sale and the requirements of such law, the provisions of such law shall govern. Insofar as there is no such conflict, the provisions of the Charge shall remain unchanged.

The Chargee may lease or sell as aforesaid without entering into possession of the Property.

The Chargee may distrain for arrears of interest and the Chargee may distrain for arrears of principal and arrears of Taxes in the same manner as if the same were arrears of interest.

Upon default of the payment of the interest hereby secured the principal hereby secured shall become payable at the option of the Chargee, together with interest thereon.

Charge Provisions

Upon default of payment of instalments of principal promptly as the same become due, the balance of the principal and interest shall immediately become due and payable at the option of the Chargee.

Upon default under the Charge, the Chargee shall be entitled and shall have full power to assume control of, manage, operate and carry on the business of the Chargor being conducted at or upon the Property on the date of the Charge or at any time thereafter.

Until default hereunder the Chargor shall have quiet possession of the Property.

On default the Chargee shall have quiet possession of the Property.

The Chargee may in writing at any time or times after default waive such default and upon such waiver the time or times for payment of the principal secured herein shall be as set out in the proviso for redemption herein. Any such waiver shall apply only to the particular default waived and shall not operate as a waiver of any other or future default. No waiver shall be effective or binding on the Chargee unless made in writing.

It is further agreed that the Chargee may at its discretion at any time, release any part or parts of the Property or any other security or any surety for the money hereby secured either with or without any sufficient consideration therefore, without responsibility therefore, and without thereby releasing any other part of the Property or any Person from the Charge or from any of the covenants herein contained, it being especially agreed that every part or lot into which the Property are or may hereafter be divided does and shall stand charged with all of the monies hereby secured and no Person shall have the right to require the principal secured hereunder to be apportioned; further the Chargee shall not be accountable to the Chargor for the value thereof, or for any monies except those actually received by the Chargee. No sale or other dealing by the Chargor with the equity of redemption in the Property or any part thereof shall in any way change the liability of the Chargor or in any way alter the rights of the Chargee as against the Chargor or any other Person liable for payment of the monies hereby secured.

It is further agreed that the Chargee may exercise all remedies provided for in the Charge concurrently or in such order and at such times as it may see fit and shall not be obligated to exhaust any remedy or remedies before exercising its rights under any other provisions contained in the Charge.

Without limiting any other provision of the Charge, the Chargor acknowledges and agrees that, upon the occurrence of any default under the Charge and whether or not the monies hereby secured have been fully advanced, the Chargee may, at any time and from time to time as the Chargee shall determine at its sole option and discretion, advance such further sums under the Charge as are necessary to pay any arrears of Taxes, utilities or other charges capable of constituting a lien upon the Property pari passu with or in priority to the Charge, to pay all amounts due under any encumbrance having priority over the Charge, to pay all amounts required to discharge or vacate any construction lien registered against the Property whether or not priority is claimed over the Charge, to maintain in good standing any policies of insurance in respect of the Property, to maintain, repair, operate and/or manage the Property and any or all improvements thereon, to complete construction or renovation of any improvements on the Property, to realize upon any security held by the Chargee for the loan secured by the Charge and generally to enforce all of the Chargee's rights, title and interest hereunder and to protect the Property and to preserve the enforceability and priority of the Charge, and to pay any and all Costs; and all amounts advanced by the Chargee for any of the purposes as aforesaid shall bear interest at the rate applicable under the Charge from the date so advanced until repaid in full and shall be secured by the Charge in the same priority as the principal amount hereof.

46. RIGHT OF CHARGEE TO REPAIR, ETC.

The Chargor covenants and agrees with the Chargee that in the event of default that is continuing beyond any applicable cure periods in the payment of any instalment or other monies payable hereunder by the Chargor or on breach of any covenant, proviso or agreement herein contained after all or any of the monies hereby secured have been advanced, the Chargee may, at such time or times as the Chargee may deem necessary and without the concurrence of any Person, enter upon the Property and may make such arrangements for completing the construction of, repairing or putting in order any buildings or other improvements on the Property or for inspecting, taking care of, leasing, collecting the rents of and generally managing the Property, as the Chargee may deem expedient; and all Costs including, but not limited to, allowances for the time and services of any employee of the Chargee or other Person appointed for the above purposes and a servicing fee shall be forthwith payable to the Chargee by the Chargor and shall be a charge upon the Property and shall bear interest at the rate applicable under the Charge until paid.

Charge Provisions

 47. APPOINTMENT OF A RECEIVER

It is agreed that at any time and from time to time when there shall be default under the provisions of the Charge beyond any applicable cure period, the Chargee may at such time and from time to time and with or without entering into possession of the Property appoint in writing or apply to the court for the court to appoint a Receiver of the Property, or any part thereof and of the rents and profits thereof and with or without security, and may from time to time by similar writing remove any such Receiver and appoint another in its place and stead, and in making any such appointment or removal, the Chargee shall be deemed to be acting as the agent or attorney for the Chargor. The Chargor hereby irrevocably agrees and consents to the appointment of such Receiver of the Chargee's choice and without limitation whether pursuant to the Charge, the Mortgages Act (Ontario), the Construction Act (Ontario), or the Trustee Act (Ontario), as the Chargee may at its sole option require. Without limitation, the purpose of such appointment shall be the orderly management, administration and/or sale of the Property or any part thereof and the Chargor hereby consents to a court order for the appointment of such Receiver, if the Chargee in its discretion chooses to obtain such order, and on such terms and for such purposes as the Chargee at its sole discretion may require, including, without limitation, the power to manage, charge, pledge, lease and/or sell the Property and/or to complete or partially complete any construction thereon and to receive advances of monies pursuant to any charges, pledges and/or loans entered into by the Receiver or the Chargor, and if required by the Chargee, in priority to any existing encumbrances affecting the Property, including without limitation, charges and construction lien claims.

Upon the appointment of any such Receiver from time to time the following provisions shall apply:

47.1 A Statutory Declaration made by the Chargee or by any authorized representative of the Chargee as to default under the provisions of the Charge shall be conclusive evidence thereof;

47.2 Every such Receiver shall be the irrevocable agent or attorney of the Chargor for the collection of all rents falling due in respect to the Property, or any part thereof, whether in respect of any tenancies created in priority to the Charge or subsequent thereto and with respect to all responsibility and liability for its acts and omissions;

47.3 The Chargee may from time to time fix the remuneration of every such Receiver which shall be a charge on the Property, and may be paid out of the income therefrom or the proceeds of sale thereof;

47.4 The appointment of every such Receiver by the Chargee shall not incur or create any liability on the part of the Chargee to the Receiver in any respect and such appointment or anything which may be done by any such Receiver or the removal of any such Receiver or the termination of any such receivership shall not have the effect of constituting the Chargee a mortgagee in possession in respect of the Property or any part thereof;

47.5 The Receiver shall have the power to lease any portion of the Property for such term and subject to such provisions as it may deem advisable or expedient and shall have the authority to execute any lease of the Property or any part thereof in the name and on behalf of the Chargor and the Chargor undertakes to ratify and confirm, and hereby ratifies and confirms, whatever acts such Receiver may do on the Property;

Charge Provisions

47.6 in all instances, the Receiver shall be acting as the attorney or agent of the Chargor;

47.7 The Receiver shall have full power to complete any unfinished construction upon the Property;

47.8 The Receiver shall have full power to manage, operate, amend, repair, alter or extend the Property or any part thereof in the name of the Chargor for the purposes of securing the payment of rental from the Property or any part thereof;

47.9 The Receiver shall have full power to assume control of, manage, operate and carry on the business of the Chargor being conducted at or upon the Property on the date of the Charge or at any time thereafter;

47.10 The Receiver shall have full power to do all acts and execute all documents which may be considered necessary or advisable in order to protect the Chargee's interest in the Property including, without limiting the generality of the foregoing, increasing, extending, renewing or amending all charges, mortgages and other encumbrances which may be registered against the Property from time to time, whether or not any of the same are prior to the interest of the Chargee in the Property; selling of the Property; borrowing money on the security of the Property; applying for and executing all documents in any way related to any re-zoning applications, severance of Property pursuant to the provisions of the Planning Act (Ontario), as amended, subdivision agreements and development agreements and agreements for the supply or maintenance of utilities or services to the Property, including grants of Property or easements or rights of way necessary or incidental to any such agreements; executing all grants, documents, instruments and agreements related to compliance with the requirements of any competent Governmental Body, whether pursuant to a written agreement or otherwise and applying for and executing all documents in any way related to registration of the Property as a condominium; completing any application for first registration pursuant to the provisions of the Land Titles Act (Ontario) or pursuant to the Certification of Titles Act (Ontario); and for all and every of the purposes aforesaid the Chargor does hereby give and grant unto the Receiver full and absolute power and authority to do and execute all acts, deeds, matters and things necessary to be done as aforesaid in and about the Property, and to commence, institute and prosecute all actions, suits and other proceedings which may be necessary or expedient in and about the Property, as fully and effectually to all intents and purposes as the Chargor itself could do if personally present and acting therein.

47.11 The Receiver shall not be liable to the Chargor to account for monies or damages other than cash received by it in respect of the Property or any part thereof and out of such cash so received every such Receiver shall pay in the following order:

i) its remuneration;

ii) all payments made or incurred by it in the exercise of its powers hereunder;

iii) any payment of interest, principal and other money which may from time to time be or become charged upon the Property in priority to the monies owing hereunder and all taxes, insurance premiums and every other proper expenditure made or incurred by it in respect of the Property or any part thereof.

The Chargor hereby irrevocably appoints the Chargee as its attorney to execute such consent or consents and all such documents as may be required in the sole discretion of the Chargee and/or its solicitors so as to give effect to the foregoing provisions and the signature of such attorney shall be valid and binding on the Chargor and all parties dealing with the Chargor, the Chargee and/or the Receiver and/or with respect to the Property in the same manner as if such documentation was duly executed by the Chargor itself.

Charge Provisions

48. CHARGEE NOT TO BE DEEMED CHARGEE IN POSSESSION

It is agreed that the Chargee in exercising any of the rights given to the Chargee under the Charge shall be deemed not to be a Chargee or mortgagee in possession.

49. ENFORCEMENT OF ADDITIONAL SECURITY

In the event that, in addition to the Property charged hereby, the Chargee holds further security on account of the monies secured hereby, it is agreed that no single or partial exercise of any of the Chargee's powers hereunder or under any of such security, shall preclude other and further exercise of any other right, power or remedy pursuant to any of such security. The Chargee shall at all times have the right to proceed against all, any, or any portion of such security in such order and in such manner as it shall in its sole discretion deem fit, without waiving any rights which the Chargee may have with respect to any and all of such security, and the exercise of any such powers or remedies from time to time shall in no way affect the liability of the Chargor under the remaining security, provided however, that upon payment of the full indebtedness secured hereunder the rights of the Chargee with respect to any and all such security shall be at an end.

50. TAKING OF JUDGMENT NOT A MERGER

The taking of a judgment or judgments on any of the covenants herein contained shall not operate as a merger of the said covenants or affect the Chargee's right to interest at the rate and times herein provided; and further that the said judgment shall provide that interest thereon shall be computed at the same rate and in the same manner as herein provided until the said judgment shall have been fully paid and satisfied.

51. BANKRUPTCY AND INSOLVENCY ACT

The Chargor hereby acknowledges and agrees that notwithstanding any act of the Chargee by way of appointment of any Person or Persons for the purposes of taking possession of the Property as agent on behalf of the Chargor or otherwise or by taking possession of the Property itself pursuant to any rights that the Chargee may have with respect thereto shall not constitute the Chargee or any such Person, a receiver within the meaning of subsection 243(2) of the Bankruptcy and Insolvency Act (Canada) (the "BIA"), and that any and all requirements of Part XI of the BIA as it may pertain to obligations of receivers shall not be applicable to the Chargee with respect to the transaction pursuant to which the Charge has been given or with respect to enforcement of the Charge or any other security held by the Chargee. The Chargor hereby acknowledges and agrees that no action shall lie against the Chargee as a receiver and manager or otherwise for any loss or damage arising from non-compliance with any obligations of a receiver pursuant to the provisions of the BIA whether or not the Chargee had reasonable grounds to believe that the Chargor was not insolvent.

The Chargor further acknowledges and agrees that any and all Costs as may be incurred from time to time by the Chargee in order to effect compliance or avoid any adverse ramifications of the BIA shall be entirely for the account of the Chargor. The Chargee shall be entitled to incur any such Costs, including any costs of its personnel in administering any requirements of the BIA and to add the same to the indebtedness owing pursuant hereto and the same shall be secured hereunder and under any and all security held by the Chargee for the indebtedness owing to the Chargee in the same manner and in the same priority as the principal secured hereunder.

52. PERMISSIBLE INTEREST RATE

It is not the intention of the Charge to violate any provisions of the Interest Act (Canada), the Criminal Code (Canada) (the "Code") or any other statute dealing with permitted rates of interest in the Province of Ontario or in Canada. Notwithstanding any provisions set out herein, in no event shall the "interest" (as that term is defined in the Code) exceed the "criminal rate" (as defined therein) of interest on the "credit advanced" (as defined therein) lawfully permitted under the said legislation. In the event that it is determined at any time that, by virtue of this Commitment, the Charge or any other document given as security for the herein contemplated loan, the payments of interest required to be made by the Chargor exceed the "criminal rate", then the Chargor shall only be required to pay interest at the highest rate permitted by law. Nothing herein shall invalidate any requirements for payment pursuant to this Commitment, the Charge or such other security documents, and any excess interest paid to the Chargee shall be refunded to the Chargor and the provisions of the Charge shall in all respects be deemed to be amended accordingly.

Charge Provisions

53. INDEMNIFICATION

The Chargor hereby agrees to indemnify and save harmless the Chargee, its officers, agents, trustees, employees, contractors, licensees or invitees from and against any and all losses, damages, injuries, expenses, suits, actions, claims and demands of every nature and kind whatsoever and howsoever arising out of the provisions of this Commitment and the Security, sale or lease of the Property and/or the use or occupation of the Property including, without limitation, those arising from the right to enter the Property from time to time and to carry out the various tests, inspections, management and other activities permitted by the Commitment and the Security.

In addition to any liability imposed on the Chargor under any instrument evidencing or securing the Loan indebtedness, the Chargor shall be liable for any and all of the Chargee's reaspnable costs, expenses, damages or liabilities, including, without limitation, all reasonable legal fees, directly or indirectly arising out of or attributable to the use, generation, storage, release, threatened release, discharge, disposal or presence on, under or about the Property of any hazardous or noxious substances. The Chargor shall be further bound by the representations, warranties and indemnity set out herein.

The representations, warranties, covenants and agreements of the Chargor set forth in this Section:

53.1 are separate and distinct obligations from the Chargor's other obligations;

53.2 survive the payment and satisfaction of their other obligations and the discharge of the Security from time to time taken as security therefore;

53.3 are not discharged or satisfied by foreclosure of the charges created by any of the Security; and

53.4 shall continue in effect after any transfer of the Property including, without limitation, transfers pursuant to foreclosure proceedings (whether judicial or non-judicial) or by any transfer in lieu of foreclosure.

54. NON-MERGER

The Chargor's obligations as contained in this Commitment shall survive the execution and registration of the mortgage and other security documentation and all advances of funds under the mortgage, and the Chargor agrees that those obligations shall not be deemed to be merged in the execution and registration of the mortgage and other security. All terms and conditions of the mortgage and other security documentation shall be deemed to be incorporated in and form part of the Commitment, except to the extent provided for herein. In the event of conflict, the terms of this Commitment shall prevail.

55. NOTICES

All notices or other communications to be given pursuant to or in connection with the Charge shall be in writing, signed by the party giving such notice or by its solicitors, and shall be personally delivered or sent by registered mail or facsimile transmission to the party or parties intended at its or their respective addresses for service as set out in the Charge. The date of receipt of such notice or demand, if served personally or by facsimile, shall be deemed to be the date of the delivery thereof, or if mailed as aforesaid, the date of mailing thereof. For the purposes hereof, personal service on the Chargor shall be effectively given by delivery to any officer, director or employee of such Chargor. Any party may from time to time by notice given as provided herein change its address for the purpose of this provision.

Charge Provisions

56. PRIORITY OVER VENDOR'S LIEN - INTENTIONALLY DELETED

57. CONSENT OF CHARGEE

Whenever the Chargor is required by the Charge to obtain the consent or approval of the Chargee, it is agreed that, subject to any other specific provision contained in the Charge to the contrary, the Chargee shall not unreasonably withhold, condition or delay its consent or approval.All reasonable costs of obtaining such approval shall be for the account of the Chargor.

58. DISCHARGE

Upon payment in full of the monies hereby secured, the Chargee shall immediately execute a discharge of the Charge; and interest as aforesaid shall continue to run and accrue until actual payment in full has been received by the Chargee; and all legal and other expenses for the preparation and execution of such discharge shall, together with the Chargee's fee for providing same, be borne by the Chargor. The discharge shall be prepared and executed by such Persons as are specifically authorized by the Chargee and the Chargee shall not be obligated to execute any discharge other than a discharge which has been so authorized.

If the Charge, this Commitment or any other document provides for the giving of partial discharges of the Charge, it is agreed that, notwithstanding any other provision to the contrary, the Chargor shall not be entitled to request or receive any such partial discharge if and for so long as the Chargor is in default under the Charge, this Commitment or such other document.

59. FAMILY LAW ACT

The Chargor shall forthwith after any change or happening affecting any of the following, namely, (a) the spousal status of the Chargor, (b) the qualification of the Property or any part thereof as a matrimonial home within the meaning of Part II of the Family Act (Ontario), (c) the ownership of the equity of redemption in the Property or any part thereof, and (d) a shareholder of the Chargor obtaining rights to occupy the Property or any part thereof by virtue of shareholding within the meaning of Section 18(2) of the Family Law Act (Ontario), the Chargor will advise the Chargee accordingly and furnish the Chargee with full particulars thereof, the intention being that the Chargee shall be kept fully informed of the names and addresses of the owner or owners for the time being of the said equity of redemption and of any spouse who is not an owner but who has a right of possession in the Property by virtue of Section 19 of the Family Law Act (Ontario). In furtherance of such intention, the Chargor covenants and agrees to furnish the Chargee with such evidence in connection with any of (a), (b), (c) and (d) above as the Chargee may from time to time request.

60. INDEPENDENT LEGAL ADVICE

The Chargor acknowledges that they have full knowledge of the purpose and essence of this transaction, and that they have been appropriately and independently legally advised in that regard or have been advised of their right to independent legal advice and have declined same. Such parties agree to provide to the Chargee a Certificate of Independent Legal Advice as and when same may be required, regarding their knowledge and understanding of this transaction.

61. SERVICING FEES

All servicing fees as herein provided are intended to and shall be in an amount sufficient to compensate the Chargee for its reasonable administrative costs and shall not be deemed a penalty. The amount of such servicing fees if not paid shall be added to the principal amount secured hereunder, and shall bear interest at the rate aforesaid and the Chargee shall have the same rights with respect to collection of same as it does with respect to collection of principal and interest hereunder or at law.

Charge Provisions

62. CONSENT TO REGISTRATION OF A PLAN OF CONDOMINIUM - INTENTIONALLY DELETED

63. CONDOMINIUM PROVISIONS - INTENTIONALLY DELETED

64. MATERIAL ADVERSE CHANGES

In the event that at any time while any indebtedness remains outstanding pursuant to the provisions of the Charge, the Chargee discovers a discrepancy or inaccuracy in any written information, statements or representations made or furnished to the Chargee by or on behalf of the Chargor concerning the Property or the financial condition and responsibility of the Chargor in the event of any material adverse change in the value of the Property or the financial status of the Chargor r, which material change, discrepancy or inaccuracy cannot be rectified by the Chargor within thirty (30) days after written notification thereof by the Chargee to the Chargor, the Chargee shall be entitled to decline to advance any further funds pursuant hereto and/or to declare any and all amounts advanced pursuant hereto together with interest thereon to be forthwith due and payable.

65. PROFESSIONAL MANAGEMENT - INTENTIONALLY DELETED

66. ADDITIONAL FEES - INTENTIONALLY DELETED

67. ABANDONMENT

In the event of abandonment of the Project for a period in excess of fifteen (15) consecutive days, the Chargee shall be entitled, after giving the Chargor written notice of any abandonment and provided the Chargor fails to rectify same within ten (10) days after such notice, has been given, to forthwith withdraw and cancel its obligations hereunder and/or decline to advance further funds as the case may be and in addition to declare any funds advanced to forthwith become due and payable plus interest all at the Chargee's option.

68. CRIMINAL RATE OF INTEREST - INTENTIONALLY DELETED

69. REPAYMENT OF LOAN

Upon repayment in full of the Loan and all interest owing thereto from time to time, (i) this Agreement shall be null and void and of no further force or effect and the parties hereto shall execute, deliver and register such documents and instruments as may be required to evidence same and delete this Agreement from title to the Property, and (ii) the Chargee shall forthwith re-assign the Charge to the Chargor or in accordance with its written direction.

70. STANDARD CONSTRUCTION CONDITIONS - INTENTIONALLY DELETED

72. SPECIAL PROVISIONS - INTENTIONALLY DELETED

73. SIGNAGE

If the Property is vacant land, the Chargee may post signage upon the Property, to not exceed 4 feet by 8 feet, stating, "Financing by ROMSPEN INVESTMENT CORPORATION" or words to that effect, and its address and phone number, during the term of the loan or any portion thereof.

74. ADVERTISING BY CHARGEE

The Chargee may, in its advertising described and/or picture the Property without identifying the Chargor. The cost of the said advertising shall be paid by the Chargee.

75. CROSS DEFAULT - INTENTIONALLY DELETED

76. CONSENT

Subject to the performance by the Chargor and the Chargee of their respective obligations under Section 64 above, the Chargor hereby consents to this Agreement.

Charge Provisions

77. INTERPRETATION

It is hereby agreed that, in construing the Charge, everything herein contained shall extend to and bind and may be enforced or applied by the respective heirs, personal representatives, successors and assigns, as the case may be, of each and every of the parties hereto, and where any of the Chargor or the Chargee is more than one Person, their respective covenants shall be deemed to be joint and several, and the provisions of the Charge shall be read and construed with all changes of gender and number as required by the context.

78. HEADINGS

The headings with respect to the various paragraphs of the Charge are intended to be for identification of the various provisions of the Charge only and the wording of such headings is not intended to have any legal effect.

79. INVALIDITY

If any of the covenants or conditions in the Charge inclusive of all schedules forming a part hereof shall be void for any reason it shall be severed from the remainder of the provisions hereof and the remaining provisions shall remain in full force and effect notwithstanding such severance.

80. COUNTERPARTS

The Charge may be executed and/or registered in counterparts, each of which, so executed, and/or registered shall be deemed to be an original and such counterparts together shall constitute one and the same instrument, and notwithstanding their date of execution shall be deemed to bear date as of the date above written.

81. VALIDITY OF PROVISIONS

Provided that nothing herein contained shall in any way affect or prejudice the rights of the Chargee as against the Chargor, or as against any party to this Charge or as against any surety or other person whomsoever for the debt or any part thereof or as against any collateral which the Chargee may now or hereafter hold against the debt or any part thereof.

The Chargor hereby acknowledges receipt of a copy of this Charge together with all ancillary documents related thereto.

The provisions of this document Charge enure to and be binding upon the heirs, executors, administrators, successors and assigns of each party and all covenants, liabilities and obligations shall be joint and several.

Charge Provisions

SCHEDULE "B"

Property
Legal/Property Description

Registered	Municipal	PIN No(s).	Legal Description	Registry
Owner	Address			Office

Susglobal	520 Nash Road	17566-0044	PT LT 28 CON 1	Hamiltion
Energy	North, Hamilton	(LT)	SALTFLEET, PART	Wentworth
Canada I Ltd.			1 ON 62R9597,	(No.62)
EXCEPT PARTS 1
& 2 ON
EXPROPRIATION
PLAN WE158566,
S/T NS288847 ;
HAMILTON

4847-1961-3678 v2 [41227-230]
7191054
4847-1961-3678 v3 [41227-230]